Exhibit 99.4

Read This First

Office of Thrift Supervision Guidance for Accountholders

IF Bancorp, Inc., the proposed holding company of Iroquois Federal Savings and Loan Association, is in the process of selling stock to the public, as part of its mutual-to-stock conversion. As an accountholder at Iroquois Federal Savings and Loan Association, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in the Iroquois Federal Savings and Loan Association mutual-to-stock conversion offering. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in the IF Bancorp, Inc. mutual-to-stock conversion offering include the following:

•

Know the Rules - By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” - If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer- or a consultant or a professional investor or some similarly impressive tale - who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Iroquois Federal Savings and Loan Association LOGO

Dear Prospective Investor:

We are pleased to announce that Iroquois Federal Savings and Loan Association is converting from the mutual to stock form of organization, subject to approval by the members of Iroquois Federal Savings and Loan Association at a Special Meeting of Members. Iroquois Federal Savings and Loan Association will be the wholly owned subsidiary of a newly formed stock holding company named IF Bancorp, Inc. In connection with the conversion, IF Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about an investment in the common stock of IF Bancorp, Inc. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about Iroquois Federal Savings and Loan Association’s operations and the proposed conversion and offering of IF Bancorp, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Central Time, on             .

We invite you and other community members to become stockholders of IF Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from IF Bancorp, Inc. without paying a commission or a fee.

If you have questions regarding the conversion and the stock offering, please call us toll free, at (    )     -    , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time. You can also stop into our Watseka branch at 201 East Cherry Street on Monday, Tuesday and Friday from 8:30 a.m. to 4:30 p.m., or our Danville branch at 619 North Gilbert Street on Wednesday and Thursday from 8:30 a.m. to 4:30 p.m., to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

Alan Martin

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Iroquois Federal Savings and Loan Association LOGO

Dear Member:

We are pleased to announce that Iroquois Federal Savings and Loan Association is converting from the mutual to stock form of organization, subject to approval by the members of Iroquois Federal Savings and Loan Association at a Special Meeting of Members. Iroquois Federal Savings and Loan Association will be the wholly owned subsidiary of a newly formed stock holding company named IF Bancorp, Inc. In connection with the conversion, IF Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

To complete the conversion, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section attached to the order form bearing your name and address. This proxy card should be voted prior to the Special Meeting of Members to be held on             , 2011. Please take a moment now to sign and date the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for members of Iroquois Federal Savings and Loan Association to become stockholders of IF Bancorp, Inc. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

•	Members have a right, but not an obligation, to buy IF Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of IF Bancorp, Inc.’s common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a detailed discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of IF Bancorp, Inc., your Stock Order and Certification Form and payment must be received by us before 12:00 noon, Central Time, on             .

If you have questions regarding the conversion and the stock offering, please call us toll free, at (    )     -    , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time. You can also stop into our Watseka branch at 201 East Cherry Street on Monday, Tuesday and Friday from 8:30 a.m. to 4:30 p.m., or our Danville branch at 619 North Gilbert Street on Wednesday and Thursday from 8:30 a.m. to 4:30 p.m., to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

Alan Martin

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Iroquois Federal Savings and Loan Association LOGO

Dear Friend:

We are pleased to announce that Iroquois Federal Savings and Loan Association is converting from the mutual to stock form of organization, subject to approval by the members of Iroquois Federal Savings and Loan Association at a Special Meeting of Members. Iroquois Federal Savings and Loan Association will be the wholly owned subsidiary of a newly formed stock holding company named IF Bancorp, Inc. In connection with the conversion, IF Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about an investment in the common stock of IF Bancorp, Inc., we are sending you the following materials which describe the conversion and stock offering.

PROSPECTUS: This document provides detailed information about Iroquois Federal Savings and Loan Association’s operations and the proposed conversion and offering of IF Bancorp, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Central Time, on             , 2011.

As a friend of Iroquois Federal Savings and Loan Association, you will have the opportunity to buy common stock directly from IF Bancorp, Inc. in the offering without paying a commission or fee, subject to our members’ priority subscription rights.

If you have questions regarding the conversion and the stock offering, please call us toll free, at (    )     -    , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time. You can also stop into our Watseka branch at 201 East Cherry Street on Monday, Tuesday and Friday from 8:30 a.m. to 4:30 p.m., or our Danville branch at 619 North Gilbert Street on Wednesday and Thursday from 8:30 a.m. to 4:30 p.m., to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

Alan Martin

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IF Bancorp, Inc. Logo

Proposed Holding Company for

Iroquois Federal Savings and Loan Association

Q&A GRAPHIC

QUESTIONS AND ANSWERS

ABOUT OUR CONVERSION

AND STOCK OFFERING

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the Iroquois Federal Savings and Loan Association conversion and stock offering. Investing in shares of common stock involves certain risks. For a discussion of these risks and other factors, including a detailed description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

GENERAL – THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Iroquois Federal Savings and Loan Association, our customers and the communities we serve.

WHAT IS THE CONVERSION?

Under the Plan of Conversion (the “plan”), our organization is converting from the mutual to stock form of organization. As a result of the conversion, Iroquois Federal Savings and Loan Association will be the wholly owned subsidiary of a newly formed stock holding company named IF Bancorp, Inc.

After the conversion is completed, 100% of the common stock of IF Bancorp, Inc. will be owned by public stockholders.

WHY IS IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION CONVERTING TO THE STOCK FORM OF ORGANIZATION?

The conversion to the stock holding company form of organization will enable Iroquois Federal Savings and Loan Association to access capital through the sale of common stock by IF Bancorp, Inc. This additional capital will provide us with the flexibility to support internal growth through increased lending in the communities we serve, support future operational growth, support future branching activities and/or the acquisition of financial services companies if opportunities arise, implement more flexible capital management strategies and to retain and attract qualified personnel.

WHAT EFFECT WILL THE CONVERSION HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Iroquois Federal Savings and Loan Association will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL CUSTOMERS NOTICE ANY CHANGE IN IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND THE OFFERING?

No. It will be business as usual. The conversion is an internal change in our corporate structure. There are no planned changes to our Board of Directors, management, staff or branches at this time.

THE PROXY VOTE

ALTHOUGH WE HAVE RECEIVED CONDITIONAL APPROVAL, THE PLAN IS ALSO SUBJECT TO DEPOSITOR APPROVAL.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?

Your Board of Directors recommends a vote “FOR” the Plan of Conversion. Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services. Your “FOR” vote is very important! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

WHY DID I GET SEVERAL PROXY CARDS?

If you have multiple accounts with Iroquois Federal Savings and Loan Association, you could receive more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards – please vote all of the proxy cards you receive.

PLEASE SIGN AND RETURN ALL PROXY CARDS TODAY!

HOW MANY VOTES DO I HAVE?

Depositors are entitled to one vote for each $100 on deposit and borrower members are entitled to one vote. No member may cast more than 1,000 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer when returned to the Stock Information Center.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before the proxy is exercised by executing and delivering a later-dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

MORE THAN ONE NAME APPEARS ON MY PROXY CARD, WHO MUST SIGN?

The names reflect the title of your accounts. Proxy cards for joint accounts require the signature of only one of the members. Proxy cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

ARE IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION’S DEPOSITORS REQUIRED TO PURCHASE STOCK IN THE CONVERSION?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Iroquois Federal Savings and Loan Association. The conversion will allow customers of Iroquois Federal Savings and Loan Association an opportunity to buy common stock and become stockholders of IF Bancorp, Inc.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

IF Bancorp, Inc. is offering up to 3,910,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share, through the prospectus.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

Pursuant to the Plan, non-transferable rights to subscribe for shares of IF Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority 1 -	Depositors of Iroquois Federal Savings and Loan Association with aggregate account balances of at least $50 as of the close of business on February 28, 2010.

Priority 2 -	Iroquois Federal Savings and Loan Association’s tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan.

Priority 3 -	Depositors of Iroquois Federal Savings and Loan Association with aggregate account balances of at least $50 as of the close of business on [supplemental date].

Priority 4 -	Depositors of Iroquois Federal Savings and Loan Association as of [other member date] and borrowers of Iroquois Federal as of October 11, 2005, whose borrowings as of that date remain outstanding as of [other member date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a direct Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Illinois Counties of Vermilion and Iroquois.

Shares not sold in the Subscription and direct Community Offerings may be offered for sale through a Syndicated Community Offering to selected investors.

HOW MANY SHARES MAY I BUY?

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by and individual or through a single qualifying account is 30,000 shares, and no person by himself or with an associate or group of persons acting in concert may purchase more than 50,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?

NO. Like any common stock, the common stock of IF Bancorp, Inc. will NOT be insured.

HOW DO I ORDER THE COMMON STOCK?

You must complete and return the enclosed Stock Order and Certification Form, along with full payment. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received by us (not postmarked) by 12:00 noon, Central Time, on             , 2011. Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by mail, using the Stock Order Reply Envelope provided, by overnight courier to the indicated address on the stock order form, or by hand-delivery to any of our full service banking locations. Please do not mail stock order forms to Iroquois Federal Savings and Loan Association branch offices.

HOW MAY I PAY FOR MY COMMON STOCK?

First, you may pay for common stock by check or money order made payable to IF Bancorp, Inc. These funds will be cashed upon receipt. We cannot accept wires or third party checks. Iroquois Federal Savings and Loan Association line of credit checks may not be used. Please do not mail cash!

Second, you may authorize us to withdraw funds from YOUR SAVINGS ACCOUNT or CERTIFICATE OF DEPOSIT at Iroquois Federal Savings and Loan Association. There is no penalty for early withdrawal from a certificate of deposit for the purposes of purchasing stock in the offering. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. You may not designate withdrawal from Iroquois Federal Savings and Loan Association accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at Iroquois Federal Savings and Loan Association may not be listed for direct withdrawal. See information on IRAs below.

WILL I EARN INTEREST ON MY FUNDS?

Funds received during the offering will be held in a segregated account at Iroquois Federal Savings and Loan Association and will earn interest at a rate of .35% per annum from the day the funds are received until the completion of the offering. At that time, you will be issued a check for interest earned on these funds. If paid by authorizing a direct withdrawal from your Iroquois Federal Savings and Loan Association deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate, until they are withdrawn.

CAN I PURCHASE STOCK USING FUNDS IN MY IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION IRA?

Yes, but not directly. To do so, you must first establish a self-directed IRA at a brokerage firm and transfer the necessary funds from your IRA at Iroquois Federal Savings and Loan Association. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time.

If your broker is unable to assist you with the stock purchase, or you do not have a broker, please contact the stock information center at (  )              for assistance.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

Following the offering, IF Bancorp, Inc.’s Board of Directors will have the authority to declare dividends. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.

HOW WILL THE COMMON STOCK BE TRADED?

After the completion of the offering, IF Bancorp, Inc.’s stock is expected to trade on the Nasdaq Capital Market under the symbol “IROQ.” However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION PLANNING TO PURCHASE STOCK?

Yes! The executive officers and directors of Iroquois Federal Savings and Loan Association plan to purchase, in the aggregate, $2,577,500 worth of stock or approximately 8.9% of the common stock offered at the minimum of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common stock in the conversion. However, if you are purchasing through a brokerage account, your broker may charge fees associated with your purchase.

MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

No. After receipt your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by             , in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

IF I PURCHASE SHARES IN THE OFFERING, WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

Our transfer agent, Registrar and Transfer Company, will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of IF Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on the arrangements you may make with your brokerage firm.

WHERE TO GET MORE INFORMATION

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (    )     -    , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time. You can also stop into our Watseka branch at 201 East Cherry Street on Monday, Tuesday and Friday from 8:30 a.m. to 4:30 p.m., or our Danville branch at 619 North Gilbert Street on Wednesday and Thursday from 8:30 a.m. to 4:30 p.m., to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

START OF OFFERING

Iroquois Federal Savings and Loan Association Website Message:

Plan of Conversion

Information

Iroquois Federal Savings and Loan Association is pleased to announce that materials were mailed on or about May     , 2011 regarding Iroquois Federal Savings and Loan Association’s Plan of Conversion and the stock offering by IF Bancorp, Inc. If you were a depositor as of February 28, 2010, March 31, 2011, or             , or a borrower as of October 11, 2005 whose borrowing remains outstanding at             , you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a member of Iroquois Federal Savings and Loan Association as of the Voting Record Date, one or more proxy cards are included in your packet. We encourage you to return ALL proxy cards as promptly as possible.

Information, including a prospectus describing IF Bancorp, Inc.’s stock offering, was also enclosed. The subscription offering has commenced and continues until noon, Central time, on             , at which time your order must be received if you want to take part in the offering.

Depending upon the outcome of the subscription offering, our best estimate at this time for trading of IF Bancorp, Inc. stock on the Nasdaq Capital Market is             . However, as described in the prospectus, it could be later. The stock will trade under the symbol “IROQ”. We will keep you as informed as possible on this site.

Our telephone number at the Stock Information Center is (    )     -    .

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

END OF OFFERING

Iroquois Federal Savings and Loan Association Website Message

Stock Issuance Information

The IF Bancorp, Inc. stock offering closed on             . The results of the offering are as follows:                    .

Interest and refund checks [if applicable] will be mailed to subscribers on or about             ,          by regular mail to the name and address provided on the Stock Order and Certification Form submitted. No special mailing instructions will be accepted.

Allocations are available on Keefe Bruyette and Woods’s website. [If applicable] You can view your allocation online by visiting https://allocations.kbw.com and typing in your order number and the last four digits of your social security number.

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify the number of shares you received on the face of the certificate you will receive prior to trading your shares. [if applicable]

The transfer agent for IF Bancorp, Inc. will be Registrar and Transfer Company based in Cranford, New Jersey and the phone number for its Investor Relations Department is (800) 368-5948.

We anticipate trading to begin on or about             ,          on the NASDAQ Capital Market under the symbol “IROQ.”

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Iroquois Federal Savings & Loan Association LOGO

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert Iroquois Federal Savings and Loan Association from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Returning Your Proxy Card(s) has the Same Effect as Voting “Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote

“FOR” the Conversion.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope

or you may drop off your signed proxy card(s) at any of our branch offices.

If you received more than one proxy card, please vote all cards you received.

Thank you,

Alan Martin

President and Chief Executive Officer

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.

For further information please call the Stock Information Center at ( ) - .

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Iroquois Federal Savings and Loan Association LOGO

PROXY GRAM II

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert Iroquois Federal Savings and Loan Association

from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Voting has the Same Effect as Voting

“Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote

“FOR” the Conversion.

Our Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:

• to increase our capital to support future growth;

• to enhance our ability to raise additional capital in the future;

• to have greater flexibility to structure and finance the expansion of our operations, including through de novo branching, branch acquisitions, or potential cash or stock acquisitions of other financial institutions, including FDIC-assisted acquisitions, or other financial services companies (although we have no current arrangements or agreements with respect to any such transactions);

• to enhance our lending capabilities through increased lending limits and loans-to-one borrower limits;

• to establish and fund a charitable foundation to benefit the communities we serve; and

• to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope

or you may drop off your signed proxy card(s) at any of our branch offices.

If you received more than one proxy card, please vote all cards you received.

Thank you,

Alan Martin

President and Chief Executive Officer

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.

For further information please call the Stock Information Center at ( ) - .

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Iroquois Federal Savings and Loan Association Logo

Dear Valued Iroquois Federal Savings and Loan Association Member:

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Iroquois Federal Savings and Loan Association from the mutual to stock form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of today, your vote on our Plan of Conversion has not been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

If you have already voted, please accept our thanks and disregard this request. If you have not yet voted, we would sincerely appreciate you taking a moment to vote TODAY! You may vote by mail using the enclosed envelope or you may drop off your signed proxy card(s) at any of our branch offices. If you received more than one proxy card, please vote all cards you received. Our meeting on                                  is fast approaching and we’d like to receive your vote as soon as possible.

Voting “FOR” the conversion does not affect the terms of or insurance on your accounts. For further information, please call our Stock Information Center at (      )        -        , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time.

Best regards and thank you,

Alan Martin

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

To Members and Friends

of Iroquois Federal Savings and Loan Association

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Iroquois Federal Savings and Loan Association in converting from the mutual to stock form of organization, subject to approval by the members of Iroquois Federal Savings and Loan Association. Upon completion of the conversion, Iroquois Federal Savings and Loan Association will be a wholly owned subsidiary of a newly formed stock holding company, IF Bancorp, Inc. In connection with the conversion, IF Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of IF Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of IF Bancorp, Inc. common stock being offered to customers of Iroquois Federal Savings and Loan Association and various other persons until 12:00 noon, Central Time, on             . Please read the enclosed prospectus carefully for a complete description of the stock offering. IF Bancorp, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have additional questions regarding the conversion or stock offering, please call us toll free, at (            )             -            , Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time. You can also stop into the banks Watseka branch at 201 East Cherry Street on Monday, Tuesday and Friday from 8:30 a.m. to 4:30 p.m., or the Danville branch at 619 North Gilbert Street on Wednesday and Thursday from 8:30 a.m. to 4:30 p.m., to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.